Exhibit 4.1.1
Execution Version
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 22, 2011, among Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), and Aviv Healthcare Capital Corporation, a Delaware corporation (each, an “Issuer”, and together, the “Issuers”), Aviv REIT, Inc., a Maryland corporation (the “Parent”), as Guarantor, the other Subsidiary Guarantors named in the Indenture (as defined herein) (the “Subsidiary Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuers, the Parent and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 4, 2011, providing for the issuance of the Issuers’ 7 3/4% Senior Notes due 2019 (the “Notes”);
     WHEREAS, the Issuers, the Parent and the Subsidiary Guarantors desire to amend the Indenture in order to, among other things, amend the definition of “Subordinated Subsidiary Guarantor” set forth therein;
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
     WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Parent, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Amendments to Section 1.01 of the Indenture.
     a. Definition of Subordinated Subsidiary Guarantor. The definition of “Subordinated Subsidiary Guarantor” set forth in Section 1.01 the Indenture is hereby amended and restated in its entirety as follows:
     “Subordinated Subsidiary Guarantors” means (i) the Subsidiary Guarantors that are borrowers or guarantors in respect of the Acquisition Line or the Term Loan on the Issue Date plus (ii) any Subsidiary Guarantors that become borrowers or guarantors in respect of the Acquisition Line or the Term Loan (or any Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, the Acquisition Line or Term Loan and that was otherwise permitted by the indenture, to the extent such Permitted Refinancing Indebtedness is designated by the Issuers as “Designated Senior Debt” for purposes of Article Eleven) in the future in connection with acquisitions or other investments but, in case of this clause (ii), excluding any Restricted Subsidiaries of the Issuers in existence on the Issue Date that are not party to the credit agreement governing the Acquisition Line or the Term Loan on the Issue Date; provided, however, that any Subsidiary Guarantor that ceases to be a borrower or guarantor in respect of the Acquisition Line or the Term Loan (or such Permitted Refinancing Indebtedness) in accordance with the terms thereof shall, from and after such date, no longer be a Subordinated Subsidiary Guarantor for purposes of this Indenture (but, for the avoidance of doubt, shall remain a Subsidiary Guarantor unless released in accordance with the terms of this Indenture).
b. Section 1.01 of the Indenture is hereby supplemented to add the following definition in the appropriate alphabetical sequence:
     “Subordinated Subsidiary Guaranty” means the Subsidiary Guaranty of a Subordinated Subsidiary Guarantor.
     3. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     4. Counterparts. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart.
     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
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2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, as Issuer

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV HEALTHCARE CAPITAL CORPORATION, as Issuer

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV REIT, INC., as Parent and a Guarantor

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV OP LIMITED PARTNER, L.L.C. and
AVIV ASSET MANAGEMENT, L.L.C.,
as Subsidiary Guarantors

By: Aviv Healthcare Properties Limited Partnership, their sole member

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
First Supplemental Indenture

AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
as a Subsidiary Guarantor

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

AVIV FINANCING I, L.L.C.,
AVIV FINANCING II, L.L.C.,
AVIV FINANCING III, L.L.C.,
AVIV FINANCING IV, L.L.C. and
AVIV FINANCING V, L.L.C.,
as Subsidiary Guarantors

By: Aviv Healthcare Properties Operating Partnership I, L.P., their sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
First Supplemental Indenture

The entities listed on Schedule I hereto,
as Subsidiary Guarantors

By: Aviv Financing I, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer

The entities listed on Schedule II hereto,
as Subsidiary Guarantors

By: Aviv Financing II, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
First Supplemental Indenture

The entities listed on Schedule III hereto,
as Subsidiary Guarantors

By: Aviv Financing IV, L.L.C., their sole member

By: Aviv Healthcare Properties Operating Partnership I, L.P., its sole member

By: Aviv Healthcare Properties Limited Partnership, its general partner

By: Aviv REIT, Inc., its general partner

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Title:	President and Chief Executive Officer
First Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By:	/s/ Mary Callahan
	Name:	Mary Callahan
	Title:	Vice President

First Supplemental Indenture

Schedule I
Subsidiaries of Aviv Financing I, L.L.C.
Alamogordo Aviv, L.L.C.
Arma Yates, L.L.C.
Aviv Liberty, L.L.C.
Avon Ohio, L.L.C.
Benton Harbor, L.L.C.
BHG Aviv, L.L.C.
Bonham Texas, L.L.C.
California Aviv Two, L.L.C.
California Aviv, L.L.C.
Chenal Arkansas, L.L.C.
Chippewa Valley, L.L.C.
Clayton Associates, L.L.C.
Columbia View Associates, L.L.C.
Columbus Texas Aviv, L.L.C.
Columbus Western Avenue, L.L.C.
Commerce Nursing Homes, L.L.C.
Denison Texas, L.L.C.
Falfurrias Texas, L.L.C.
Florence Heights Associates, L.L.C.
Freewater Oregon, L.L.C.
Fullerton California, L.L.C.
Great Bend Property, L.L.C.
Heritage Monterey Associates, L.L.C.
Highland Leasehold, L.L.C.
Hobbs Associates, L.L.C.
Hot Springs Aviv, L.L.C.
Houston Texas Aviv, L.L.C.
Hutchinson Kansas, L.L.C.
Karan Associates, L.L.C.
Manor Associates, L.L.C.
Massachusetts Nursing Homes, L.L.C.
Missouri Regency Associates, L.L.C.
Mt. Vernon Texas, L.L.C.
Newtown ALF Property, L.L.C.
N.M. Bloomfield Three Plus One Limited Company
N.M. Espanola Three Plus One Limited Company
N.M. Lordsburg Three Plus One Limited Company
N.M. Silver City Three Plus One Limited Company
Omaha Associates, L.L.C.
Orange ALF Property, L.L.C.
Peabody Associates, L.L.C.
Raton Property Limited Company
Red Rocks, L.L.C.

Riverside Nursing Home Associates, L.L.C.
Santa Ana-Bartlett, L.L.C.
Savoy/Bonham Venture, L.L.C.
Skyview Associates, L.L.C.
Tujunga, L.L.C.
VRB Aviv, L.L.C.
Washington-Oregon Associates, L.L.C.
Wheeler Healthcare Associates, L.L.C.
Willis Texas Aviv, L.L.C.
Yuba Aviv, L.L.C.

Schedule II
Subsidiaries of Aviv Financing II, L.L.C.
Arkansas Aviv, L.L.C.
Aviv Foothills, L.L.C.
Belleville Illinois, L.L.C.
Bellingham II Associates, L.L.C.
Camas Associates, L.L.C.
Chatham Aviv, L.L.C.
Clarkston Care, L.L.C.
Colonial Madison Associates, L.L.C.
CR Aviv, L.L.C.
Effingham Associates, L.L.C.
Elite Mattoon, L.L.C.
Elite Yorkville, L.L.C.
Fountain Associates, L.L.C.
Four Fountains Aviv, L.L.C.
Giltex Care, L.L.C.
HHM Aviv, L.L.C.
Hidden Acres Property, L.L.C.
Idaho Associates, L.L.C.
Karan Associates Two, L.L.C.
KB Northwest Associates, L.L.C.
Mansfield Aviv, L.L.C.
Minnesota Associates, L.L.C.
Monterey Park Leasehold Mortgage, L.L.C.
Northridge Arkansas, L.L.C.
Norwalk ALF Property, L.L.C.
Oakland Nursing Homes, L.L.C.
October Associates, L.L.C.
Ogden Associates, L.L.C.
Ohio Aviv, L.L.C.
Oregon Associates, L.L.C.
Prescott Arkansas, L.L.C.
Salem Associates, L.L.C.
San Juan NH Property, L.L.C.
Santa Fe Missouri Associates, L.L.C.
Searcy Aviv, L.L.C.
Skagit Aviv, L.L.C.
Southeast Missouri Property, L.L.C.
Star City Arkansas, L.L.C.
Sun-Mesa Properties, L.L.C.
Wellington Leasehold, L.L.C.
West Pearl Street, L.L.C.
Woodland Arkansas, L.L.C.
Xion, L.L.C.

Schedule III
Subsidiaries of Aviv Financing IV, L.L.C.
Burton NH Property, L.L.C.
Casa/Sierra California Associates, L.L.C.
Kingsville Texas, L.L.C.
Missouri Associates, L.L.C.
Montana Associates, L.L.C.
Orange, L.L.C.
Pomona Vista, L.L.C.
Richland Washington, L.L.C.
Rose Baldwin Park Property, L.L.C.
Watauga Associates, L.L.C.